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                                   EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(B) OF THE ACT


                                                                March 6, 1998


Securities and Exchange Commission
Washington, D. C.  20549

Gentlemen:

In connection with the qualification of an indenture between Headlands Home Equity Loan Trust 1998-1 and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State Authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                         Very truly yours,

                                         The First National Bank of Chicago


                                         By: /s/ Steven M. Wagner
                                             ---------------------------------
                                                  Steven M. Wagner
                                                  Vice President